EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77c: Submission of matters to a vote of security holders.


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EXHIBIT A

The proxy for the Annual Meeting of Stockholders (held on 12/14/98) is incorporated herein by reference to the DEF14A filed November 11, 1998.